JMB/MANHATTAN ASSOCIATES, LTD.
EXHIBIT 10-HH


     AMENDED, RESTATED AND CONSOLIDATED SECURITY AGREEMENT
     -----------------------------------------------------

          AMENDED, RESTATED AND CONSOLIDATED SECURITY AGREEMENT (this "Consolidated Security Agreement"), dated May 31, 1995, between JMB/NYC OFFICE BUILDING ASSOCIATES, L.P., and Illinois limited partnership ("Debtor"), and OLYMPIA & YORK MASSACHUSETTS FINANCIAL COMPANY, a Massachusetts general partnership ("Secured Party").


                           RECITALS

          A. JMB/NYC Office Building Associates ("JMB") made the following promissory notes to the order of O&Y (Delaware) Finance Corp. ("O&Y Delaware"): (i) Promissory Note, dated August 14, 1984, reissued July 25, 1985, in the original principal amount of $19,014,077 (the "Bdwy Leasehold Note"), relating to JMB's acquisition of an interest in 2 Broadway Associates ("Bdwy Assocs."), which is the owner of the leasehold estate of 2 Broadway, New York, New York ("2 Bdwy"); and (ii) Promissory Note, dated August 14, 1984, reissued July 25, 1985, in the original principal amount of $871, 556 (the "Bdwy Fee Note"; and , together with the Bdwy Leasehold Note, collectively, the "Prior Notes"), relating to JMB's acquisition of an interest in 2 Broadway Land Company ("Bdwy Land Co."), which is the owner of the fee estate of 2 Bdwy.

          B. The Prior Notes were pledged and delivered to Citibank, N.A. ("Citibank") by O&Y Delaware (the "Citibank Pledge"), pursuant to the Pledge Agreement (the "Pledge Agreement") dated July 26, 1985 in order to secure the repayment of a $38,700,000 loan made by Citibank to O&Y Delaware.


          C. The Prior Notes were assigned to Secured Party by O&Y Delaware (subject to the Citibank Pledge).


          D. The Bdwy Leasehold Note is secured by the Security Agreement, dated August 14, 1984, between JMB and Olympia & York Holdings Corporation ("O&Y Holding"), which was assigned to O&Y Delaware by O&Y Holdings pursuant to the Assignment of Security Interests, dated as of July 25, 1985 (the "JMB/O&Y Holdings Security Agreement"), and which created a security interest in JMB's interest in Bdwy Assoc. (the "JMB/O&Y Holdings Security Interest").

          E. The Bdwy Fee Note is secured by the Security Agreement, dated August 14, 1984, between JMB and Olympia & York Broadway Limited ("O&Y Bdwy Ltd."), which was assigned to O&Y Delaware by O&Y Bdwy Ltd. pursuant to the Assignment of Security Interest, dated as of July 25, 1985 (together with the JMB/ O&Y Holdings Security Agreement, collectively, the "Security



Agreements"), and which created a security interest in JMB's interest in Bdwy Land Co. (together with the JMB/O&Y Holdings Security Interest, collectively, the "Security Interests").

          F. The Security Interests and the Security Agreements were collaterally assigned to Citibank by O&Y Delaware pursuant to the Pledge Agreement and two Collateral Assignments of Security Interests, each dated as of July 26, 1985 (the "Citibank Collateral Assignments").

          G. The Security Interests and the Security Agreements were assigned to Secured Party by O&Y Delaware (subject to the Citibank Pledge and the Citibank Collateral Assignment).

          H.   JMB transferred its interests in Bdwy Assocs. and Bdwy
Land Co. (collectively, the "Prior Partnerships"), subject to the Security Interests, to Debtor on March 31, 1993, and Debtor was substituted for JMB as a general partner in each Prior Partnership.

          I.   O&Y Equity Company, L.P., O&Y NY Building Corp.
(collectively, the "O&Y Partners") and Debtor are the partners in the Prior Partnerships.

          J. The O&Y Partners and Debtor entered into the Agreement of Limited Partnership of 2 Broadway Associates, L.P. (the "Partnership") on May 30, 1995 (the "Partnership Agreement").

          K. Concurrently with the execution and delivery hereof, (i) the Prior Partnerships are transferring all of their respective assets, including, without limitation, their interests in 2 Bdwy, to the Partnership and (ii) Debtor and Secured Party are entering into the Amended, Restated and Consolidated Promissory Note, dated as of the date hereof, in the principal amount of $78,605,779 (the "Note"), which consolidates the indebtedness evidenced by the Prior Notes into a single debt and amends and restates the terms of the Prior Notes; and in connection therewith, the parties hereto desire to (a) create a security interest in the Collateral (as hereinafter defined) and (b) amend and restate the terms of the Security Agreements, by entering into this Consolidated Security Agreement.

          L. Citibank has consented to the modification and extension of the Prior Notes on the terms set forth in the Note, and Citibank's consent is not required for the execution and delivery of this Consolidated Security Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to create a security interest in the Collateral and to amend and restate the Security Agreements in their entireties to read as a single security agreement, as follows (all capitalized terms, unless otherwise hereinafter defined, shall have the respective meanings set forth in the foregoing Recitals):

          1. Debtor hereby grants to Secured Party a security interest in and a continuing lien upon, and Debtor hereby hypothecates and assigns as collateral to Secured Party, the collateral described in paragraph 2 (the "Collateral"), to secure the payment, performance and observance of all indebtedness, obligations, and liabilities of any kind of Debtor to Secured Party, now existing or hereafter arising out of or in connection with the Note or this Consolidated Security Agreement (collectively, the "Obligations").

          2.   The Collateral consists of:

               (a) all right, title and interest of Debtor in and to, and all present and future payments, proceeds, compensation, property, assets, interests and rights, and all monies due or to become due and payable to Debtor in connection with, any interest Debtor may now or hereafter have as a partner in the Partnership and the Future Partnerships (as hereinafter defined) including, without limitation, all of Debtors rights under the Partnership Agreement or the Future Partnership Agreements (as hereinafter defined); and

               (b) all proceeds of and distributions from the foregoing (including but not limited to all proceeds of dissolution or liquidation), together with any and all monies, securities, drafts, notes, items and other property and the proceeds thereof, constituting any such proceeds or distributions.


          "Future Partnership" shall mean any partnership (other than the Partnership), in which Debtor becomes a partner and which obtains all or substantially all of the assets of the Partnership other than by purchase or exchange. "Future Partnership Agreement" shall mean the partnership agreement of a Future Partnership, as the same may from time to time be modified, amended or restated.

          3.   Debtor warrants, represents and covenants that:


               (a) The principal office of Debtor and Debtor's books and records relating to the Collateral are located at 900 North Michigan Avenue, Suite 1900, Chicago, Illinois 60611, and Debtor will not change such address or its name, without prior written notice to Secured Party.

               (b) Debtor has, and will have at all times so long as any Obligations remain outstanding, good title to the Collateral, free and clear of all claims, security interests, liens and encumbrances of every nature whatsoever.


               (c) The security interest granted herein in the Collateral is, and at all times so long as any Obligations remain outstanding shall be, a first, perfected security interest in the Collateral, subject only to the filing of financing statements pursuant to the Uniform Commercial Code (the "UCC").


               (d) Debtor is, and will continue to be, a limited partnership duly organized, validly existing and in good standing under the laws of the State of Illinois. Debtor has full power and authority to enter into and perform this Consolidated Security Agreement and the Note. Neither the execution and delivery by Debtor of this Consolidated Security Agreement, the Note or of any of the instruments or documents to be delivered pursuant hereto, nor the consummation by Debtor of the transactions herein contemplated, or compliance by Debtor with the provisions hereof or thereof, will violate any law or regulation, or any order or decree of any court or governmental instrumentality, or will conflict with, result in the breach of, constitute a default under, or require consent pursuant to, any agreement or instrument to which Debtor is a party or by which it may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Debtor except in favor of Secured Party, or require any action of, or filing with (other than the filing of financing statements pursuant to the UCC), any governmental or public body or authority to authorize same.

               (e) Except as otherwise provided in the Partnership Agreement or a Future Partnership Agreement, Debtor will not assign, sell, mortgage, transfer, pledge, grant a security interest in or lien upon, encumber, or otherwise dispose of, any part or all of the Collateral.


               (f) Debtor will at any time and from time to time, at its expense, perform all acts and execute all documents reasonably requested by Secured Party at any time to evidence, perfect, maintain and enforce Secured Party's security interest in the Collateral or otherwise in furtherance of the provisions of this Consolidated Security Agreement.

               (g) Upon request of Secured Party, Debtor will at any time and from time to time, at its expense, execute and deliver to Secured Party one or more financing statements pursuant to the UCC in connection with this Consolidated Security Agreement, and Debtor hereby authorizes Secured Party to execute and file at any time or times, one or more financing statements with respect to all or any part of the collateral, signed only by Secured Party.

               (h) Secured Party may, in its discretion, for the account and expense of Debtor pay any amount or do any act required of Debtor hereunder or reasonably requested by Secured Party to preserve, protect or maintain the Collateral or the security interest granted herein, or enforce the Obligations, and which Debtor fails to do or pay, and any such payment shall be deemed an advance by Secured Party to Debtor and shall be payable on demand.

               (i) Debtor will promptly pay Secured Party for any and all sums, costs, and expenses which Secured Party may pay or incur pursuant to the provisions of this Consolidated Security Agreement or in defending, protecting or enforcing the security interest granted herein or otherwise in connection with the provisions hereof, including, but not limited to all court costs and reasonable attorneys' fees and disbursements, and any such amount shall be deemed an advance by Secured Party to Debtor and shall be payable on demand.

               (j)  Under no circumstances whatsoever does Secured
Party, by reason of this Consolidated Security Agreement, assume any responsibility for, or obligation with respect to, any of the obligations or liabilities of Debtor under, or with respect to, the Partnership Agreement, any Future Partnership Agreement or the Obligation, and Debtor shall hold Secured Party harmless with respect to any and all claims arising therefrom or relating thereto.

               (k) Debtor will perform and observe all of the covenants and conditions to be performed and observed by Debtor pursuant to the provisions of the Partnership Agreement and any Future Partnership Agreement.


          4. The occurrence of any one or more of the following events for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a default (herein, a "Default") under this Consolidated Security
Agreement:

               (a) if any Event of Default described in paragraph (i) or (ii) on page 5 of the Note shall occur;

               (b) if any lien (except as permitted hereby), levy, or execution on, or seizure, attachment or garnishment of, any of the Collateral shall be made or filed and the same is not discharged or released within 10 days;

               (c) if Debtor shall violate the provisions of paragraph 3(e) (other than a violation of the kind covered by paragraph 4 (b));


               (d) if a default shall occur in the performance or observance of any covenant, agreement or provision contained in this Consolidated Security Agreement, other than defaults covered by paragraphs 4 (a) through 4 (c), and such default shall continue for a period of more than ten (10) days after notice thereof is given by Secured Party to Debtor; except that if such default is not reasonably susceptible of being cured within such 10-day period, no Default shall exist under this paragraph (d) on account of such default so long as Debtor shall have commenced to cure such default within such default within such 10-day period and shall thereafter diligently proceed to complete such cure, and shall, in any event, complete such cure within 90 days after such 10-day period;

               (e) if any representation or warranty or any other statement of fact herein shall be false or misleading when made in any material respect; or

               (f) if the bankruptcy (as defined in the Partnership Agreement or any Future Partnership Agreement, as the case may be) of Debtor shall occur.

          5. (a) Upon the occurrence of a Default, the Obligations shall, at the option of Secured Party, become immediately due and payable, without notice or demand.


               (b) A portion of the Obligations shall become immediately due and payable, without notice or demand, as, when and to the extent cash is distributed or paid in respect of, or on account of, the Collateral, including, without limitation, all amounts distributed to Debtor under (i) Section 3.1B of the Partnership Agreement or (ii) any Future Partnership Agreement. Such payment of a portion of the Obligations shall be applied in the following order of priority: (A) to the payment of all unpaid amounts payable to Secured Party under the Note or this Consolidated Security Agreement other than accrued and unpaid Interest, accrued and unpaid Default Interest and the unpaid Principal Amount (as such terms are defined in the Note), (B) to the payment of accrued and unpaid Interest on the Bdwy Principal (as such term is defined in the Note), (C) to the payment of accrued and unpaid Default Interest, (D) to the payment of the unpaid Bdwy Principal, (E) to the payment of the accrued and unpaid Interest on the Special Principal (as such term is defined in the Note) and (F) to the payment of the unpaid Special Principal.


               (c) Debtor shall be required to repay the Special Principal, and the accrued and unpaid interest thereon, to the extent required under Section 3.2B of that certain Second Amended and Restated Agreement of General Partnership of 1290 Associates, dated as of July 27, 1984, as amended, and under Section 3.2B of that certain First Amended and Restated Agreement of General Partnership of 237 Park Avenue Associates, dated as of August 14, 1984, as amended.

     6. (a) All payments, proceeds, monies, compensation, property, assets, instruments or rights paid, issued or distributed in respect of the Collateral and any other proceeds of the Collateral shall be paid or delivered to Secured Party, to be applied by it as herein set forth, whether or not a Default has occurred.

               (b) Secured Party may, in its sole discretion, at any time and from time to time, in its name or the name of Debtor, or otherwise, notify Debtor, the Partnership, a Future Partnership or any obligor on, or other person interested in, any of the Collateral, (i) of this Consolidated Security Agreement and (ii) to make payment or delivery to Secured Party of the Collateral, and, Secured Party may, in its sole discretion and at any time, demand, sue for, collect or receive any money, rights or property at for any time payable or receivable on account of or in exchange of any of the Collateral. During the continuance of a Default, Secured Party may also, in its sole discretion, at any time and from time to time, in its name or in the name of Debtor, or otherwise, extend the time of payment, or otherwise modify the terms of, or release, any of the Collateral, all without notice to or consent by Debtor and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted herein.

               (c) If any payments, proceeds, monies, compensation, property, assets, instruments or rights paid, issued or distributed with respect to Debtor's interests in proceeds of the Collateral are received by Debtor in spit of the requirement that the same be paid or delivered to Secured Party under paragraph 6 (a) or 6 (b) hereof, then the same shall not be commingled with other property of Debtor but shall be segregated, held by Debtor in trust as the exclusive property of Secured Party, and debtor will immediately pay or deliver the same to Secured Party duly endorsed, transferred or assigned in blank where appropriate to effectuate the provisions hereof; and the same, together with any other cash or property received by Secured Party hereunder, shall be applied by Secured Party to the payment of the Obligations and in (i) the order set forth in paragraph 5 (b), if no Default exists, or (ii) any order Secured Party may elect, if a Default exists.

          7. Upon the occurrence of any Default and at any time thereafter, in addition to the rights described in paragraph 6 hereof, Secured Party shall have the following rights and remedies (to the extent permitted by applicable law) in addition to all rights and remedies of a secured party under the UCC, or of Secured Party under the Obligations, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently: Secured Party may at any time and from time to time sell, resell, assign and deliver, grant options for or otherwise dispose of any or all or the Collateral at public or private sale or by legal proceedings or otherwise, by one or more contracts, in one or more parts, at the same or different times, for cash and/or credit, and upon any terms, at such places and times and to such persons or entities as Secured Party deems best, all without demand for performance or any notice or advertisement whatsoever except as required by the UCC or other applicable law, and where an applicable statute requires reasonable notice of sale or other disposition, Debtor agrees that the sending of ten days' notice of the place and time any public sale, or of the time after which any private sale or other disposition, is to be made, shall be deemed reasonable notice thereof. If any of the Collateral is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to pay for the same, and in such event Secured Party may resell such Collateral. Secured Party may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of holding or selling the Collateral, to reasonable attorneys' fees, disbursements and all other expenses which may be incurred by Secured Party in attempting to collect the Obligations or enforce this Consolidated Security Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Consolidated Security Agreement, and then to the Obligations in such order and as to principal or interest as Secured Party may desire, with any surplus after payment in full of all Obligations to be paid to Debtor as its interest may appear, subject to any duty of Secured Party imposed by law to the holder of any subordinate security interest in the Collateral known to Secured Party.

          8. To effectuate the terms and provisions hereof, Debtor hereby designates and appoints Secured Party and its designees or agents as attorney-in-fact of Debtor, irrevocably and with power of substitution, at any time and from time to time, with authority to endorse the name of Debtor an any notes, acceptances, checks, drafts, money orders or instruments which constitute evidences of payment or proceeds of Collateral to which Secured Party is then entitled hereunder that may come into Secured Party's possession or control; to sign the name of Debtor on any drafts against and notices to obligors with respect to Collateral to which Secured Party is then entitled hereunder; to execute proofs of claim and loss with respect to Collateral to which Secured Party is then entitled hereunder; to execute releases with respect to Collateral to which Secured Party is then entitled hereunder. All acts of said attorney-in-fact or designee hereinabove authorized are hereby ratified and approved and said attorney-in-fact or designee shall not be liable for any acts of commission or omission (except for actions constituting wilful misconduct), nor for any error of judgment or mistake of fact or law. This power of attorney, being coupled with an interest, is irrevocable while any of the Obligations shall remain outstanding.

          9. Debtor shall not assert, as a defense to or deduction from any of the Obligations, any right of offset with respect to obligations owing by Secured Party or its Affiliates (as defined in the Partnership Agreement or a Future Partnership Agreement, as the case may
be) to Debtor or its Affiliates.

          10. Any notice, demand or request which is or maybe given either Secured Party or Debtor shall be in writing, and shall be given by registered or certified mail, return receipt requested, addressed as follows:

               (1)  If to Debtor:

                    JMB/NYC Office Building Associates, L.P.
                    900 North Michigan Avenue
                    Suite 1900
                    Chicago, Illinois 60611
                    Attention:  Mr. Stuart C. Nathan

                    With a copy in the same manner to:

                    Citibank, N.A.
                    599 Lexington Avenue
                    New York, New York 10022
                    Attention:  Marcus Giancaterino

                           - and -

                    Pircher, Nichols & Meeks
                    1999 Avenue of the Stars
                    Los Angeles, California 90067
                    Attention:  Leo J. Pircher, Esq.

               (2)   If to Secured Party:

                    Olympia & York Massachusetts Financial Company
                    237 Park Avenue
                    New York, New York 10017
                    Attention:  Managing Attorney

                    With a copy in the same manner to:

                    Citibank, N.A.
                    599 Lexington Avenue
                    New York, New York 10043
                    Attention:  Annette Kuligowski


or to such other address as either party may designate to the other party by notice as provided herein. Any notice given hereunder shall be deemed delivered three business days after mailing, except that any notice of change of address shall by deemed given when actually received by the addressee.

          11. Notwithstanding any provision in the Note or this Consolidated Security Agreement, neither Debtor nor any present or future partner in Debtor, or of any partnership which is now or hereafter a partner of Debtor, shall have any personal liability under this Consolidated Security Agreement or the Note, and without limiting the generality of the foregoing, the liability and Obligations of Debtor and the partners in Debtor to pay and perform the Obligations shall not be enforced by any action or proceeding which seeks damages or any money judgment against Debtor or any of the partners in Debtor, provided, however, that the foregoing shall not limit or impair any rights of Secured Party (i) to realize upon the Collateral, (ii) to seek and enforce other equitable relief against Debtor, or (iii) to initiate proceedings at law or in equity for the purpose of determining any rights of Secured Party hereunder, so long as, in each such case, the same cannot result in personal liability of Debtor, any present or future partner of Debtor or any partnership which is now or hereafter a partner of Debtor. Any judgment in any such action or proceeding shall be enforceable against Debtor and the partners in Debtor only to the extent of its or their interest in the Collateral and not enforceable against any other asset of Debtor. Secured Party irrevocably waives any and all right to sue for, seek or demand any deficiency judgment or other judgment for the payment of money or damages against Debtor or any of its partners in any such action or proceeding.

          12.  Debtor hereby consents to the jurisdiction of the New
York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in connection with any action or proceeding relating to this

Consolidated Security Agreement. Debtor's agent for the purpose of receiving service of process is Corporation Trust, 1633 Broadway, New York, New York 10019, Attention 23rd Floor. Debtor may replace such agent from time to time, with or without cause, and promptly shall replace any such agent who resigns or is no longer a resident in New York, New York. Such successor agent shall be a resident in New York, New York, and Debtor shall promptly give notice of such replacement to Secured Party.

          13. No act, failure or delay by Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by Secured Party of any Default right or remedy which it may have shall operate as a waiver of any other Default, right or remedy or of the same Default, right or remedy on a future occasion.
Debtor hereby waives diligence, presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Obligations or the Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein). In the event of any litigation with respect to any matter connected with this Consolidated Security Agreement, the Obligations or the Collateral, Debtor hereby waives the right to a trial by jury. All amounts payable by Debtor hereunder shall bear Default Interest.

All terms herein shall have the meanings as defined in the UCC, unless the context otherwise requires. No provision hereof shall be modifies, altered or limited except by a written instrument expressly referring to this Consolidated Security Agreement and to such provision, and executed by the party to be charged. This Consolidated Security Agreement shall be binding upon the successors and assigns of Debtor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, its successors, endorsees and assigns. This Consolidated Security Agreement and the Obligations shall be governed in all respects by the laws of the State of New York and shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Consolidated Security Agreement to be drafted. If any term of this Consolidated Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby. Debtor acknowledges receipt of a copy of this Consolidated Security Agreement.

          14. If this Consolidated Security Agreement is amended and restated in its entirety, then Secured Party's rights and Debtor's obligations with respect to the Collateral shall thereafter be governed by such amendment and restatement.

          IN WITNESS WHEREOF, the parties hereto have caused this consolidated Security Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.


               JMB/NYC OFFICE BUILDING ASSOCIATES, L.P.

               By:  Carlyle Managers, Inc., General Partner

                    By:       STUART C. NATHAN
                    Name:     Stuart C. Nathan
                    Title:    President


               OLYMPIA & YORK MASSACHUSETTS FINANCIAL COMPANY

               By:  O&Y (U.S.) Financial Company,
                      General Partner

                    By:  O&Y (U.S.) Development
                           Company, L.P., General
                           Partner

                         By:  O&Y (U.S.) Development
                                General Partner Corp.,
                                General Partner


                              By:       JOEL M. SIMON
                              Name:     Joel M. Simon
                              Title:    Executive Vice President

          The undersigned hereby consents to the execution and delivery of the foregoing Amended, Restated and Consolidated Security Agreement.

                         O&Y NY BUILDING CORP.



                         By:       JOEL SIMON
                         Name:     Joel Simon
                         Title:    Executive Vice President